Exhibit 10-U



                  DESCRIPTION OF AMENDMENTS TO
             SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
                               AND
               EXECUTIVE SEPARATION ALLOWANCE PLAN
               -----------------------------------


     On January 25, 1996, the Supplemental Executive Retirement Plan and the Executive Separation Allowance Plan were each amended to include in the definition of compensation under such plans deferrals made under the Deferred Compensation Plan.